UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2021

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite 203 Santa Monica, California 90404
(Address of principal executive offices)
(802) 294-2754
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 27, 2021, Super League Gaming, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1 - Election of the two Class I Directors

	For	Withheld
Kristin Patrick	7,524,800	608,762
David Steigelfest	7,733,603	399,959

The Company’s Directors are elected by a plurality of the votes cast. The Company’s Directors are classified into three classes, with staggered three-year terms. Stockholders elected Kristin Patrick and David Steigelfest to serve as Class I Directors on the Board of Directors until the end of their respective terms.

Proposal No. 2: Amendment to the 2014 Plan to Increase the Number of Shares Authorized for Issuance.

For	Against	Abstain
4,524,403	3,560,999	48,159

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders approved the amendment to the Super League Gaming, Inc. Amended and Restated 2014 Stock Option and Incentive Planto increase the number of shares of common stock available for issuance under the 2014 Plan to a total of 5.0 million shares.

Proposal No. 3: Ratification of Appointment of Auditors.

For	Against	Abstain
13,335,869	171,510	30,603

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of Squar Milner LLP. as the Company’s independent auditors for the fiscal year ending December 31, 2021.

Proposal No. 4: Approval of the Issuance of 12,582,204 Shares Pursuant to the Merger Agreement with Mobcrush Streaming, Inc.

For	Against	Abstain
7,292,987	812,726	27,848

  The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, for purposes of complying with Nasdaq Listing Rule 5635, stockholders approved the issuance of an aggregate of 12,582,204 shares of common stock, an amount that is in excess of 20% of our outstanding common stock, to be issued to existing stockholders of Mobcrush Streaming, Inc. ("Mobcrush") in connection with the closing of the the Agreement and Plan of Merger dated March 9, 2021 by and between the Company, Mobcrush, and the other parties thereto.

Proposal No. 5: Approval of the Authority to Adjourn the Meeting to Solicit Additional Proxies.

For	Against	Abstain
9,901,895	3,574,068	62,016

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders approved the grant of discretionary authority for Ann Hand, the Chair of the Company's Board, to adjourn the meeting, if necessary, to solicit additional proxies.

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 30, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: May 27, 2021	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer